     As filed with the Securities and Exchange Commission on March 31, 1997

                                                          Registration No. 333-
--------------------------------------------------------------------------------
          S E C U R I T I E S A N D E X C H A N G E C O M M I S S I O N
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BAYCORP HOLDINGS, LTD.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            02-0488443
-------------------------------                             -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

 COCHECO FALLS MILLWORKS, SUITE 201, 100 MAIN STREET, DOVER, NEW HAMPSHIRE 03820
--------------------------------------------------------------------------------

               (Address of principal executive offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the Plan)

                         JOHN A. TILLINGHAST, PRESIDENT
                             BAYCORP HOLDINGS, LTD.
                             COCHECO FALLS MILLWORKS
                                    SUITE 201
                                 100 MAIN STREET
                           DOVER, NEW HAMPSHIRE 03820
                                 (603) 742--3388

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            DAVID E. REDLICK, ESQUIRE
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                                  ------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed
     Title of Each Class of      Amount            Maximum            Proposed            Amount of
        Securities to be         to be         Offering Price    Maximum Aggregate      Registration
           Registered          Registered         Per Share        Offering Price            Fee

======================================================================================================
Common Stock
$.01 par value                  225,000           $8.13 (1)        $1,829,250 (1)          $  554
------------------------------------------------------------------------------------------------------
                                200,000           $8.00 (2)         1,600,000                 485
------------------------------------------------------------------------------------------------------
                                 75,000           $8.50 (2)           637,500                 193
                              ------------------------------------------------------------------------
                                 20,000           $8.00 (2)           160,000                  48
                              ------------------------------------------------------------------------
                                 20,000           $8.25 (2)           165,000                  50
                              ------------------------------------------------------------------------
                                 20,000           $9.00 (2)           180,000                  55
                              ------------------------------------------------------------------------
                                 20,000           $8.25 (2)           165,000                  50
                              ------------------------------------------------------------------------
                                 20,000           $8.00 (2)           160,000                  48
------------------------------------------------------------------------------------------------------
             TOTAL:             600,000                                                    $1,483
======================================================================================================


(1) Price estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low price of the Registrant's Common Stock on March 24, 1997 as reported by the American Stock Exchange.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457 (h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Item  1. Plan Information.
               ----------------

      The information required by Part I is included in documents sent or given to participants in the 1996 Stock Option Plan of BayCorp Holdings, Ltd., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

      Item 2.  Registrant Information and Employee Plan
               ----------------------------------------

      Not applicable.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Item 3.  Incorporation of Certain Documents by Reference.
               -----------------------------------------------

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The description of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.  Description of Securities.
               -------------------------

      Not applicable.

      Item 5.  Interests of Named Experts and Counsel.
               --------------------------------------

      Not applicable.

      Item 6.  Indemnification of Directors and Officers.
               -----------------------------------------

      Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of Director for breach of fiduciary duty.

      Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

      Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

      Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to Directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

      Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Item 7.  Exemption From Registration Claimed.
               -----------------------------------
      Not applicable.

      Item 8.  Exhibits.
               --------
      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9.  Undertakings.
               ------------
      1.    The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, New Hampshire, on March 31, 1997.

                            BAYCORP HOLDINGS, LTD.

                            By: /s/ John A. Tillinghast
                                -------------------------------
                                     John A. Tillinghast
                                     President, Treasurer and Chief Executive
                                     Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of BayCorp Holdings, Ltd., hereby severally constitute and appoint Frank W. Getman Jr. and Mark N. Polebaum, and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments to said Registration Statement and generally to do all such things in our names and behalf in our capacities as officers and directors to enable BayCorp Holdings, Ltd. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                   Title                                Date
         ---------                   -----                                ----

/s/ John A. Tillinghast     President, Treasurer, Chief Executive     March 31, 1997
--------------------------  Officer and Director
John A. Tillinghast         (Principal Executive Officer and
                            Principal Financial Officer)

/s/ Andrew J. Kurtz         Director                                  March 31, 1997
--------------------------
Andrew J. Kurtz

/s/ Kenneth A. Buckfire     Director                                  March 31, 1997
--------------------------
Kenneth A. Buckfire

/s/ Charles A. Leeds        Director                                  March 31, 1997
--------------------------
Charles A. Leeds

/s/ Frank W. Getman Jr.     Chief Operating Officer                   March 31, 1997
--------------------------  and Secretary
Frank W. Getman Jr.         (Principal Accounting
                            Officer)



                                INDEX TO EXHIBITS


Exhibit
Number                 Exhibit
-------                -------

  4.1(1)       Certificate of Incorporation of the
               Registrant

  4.2(1)       By-Laws of the Registrant

  4.3 Specimen Stock Certificate of Common Stock of the Registrant

  5.1 Opinion of Hale and Dorr LLP, counsel to the Registrant

 23.1          Consent of Hale and Dorr LLP (included in
               Exhibit 5.1)

 23.2          Consent of Arthur Andersen LLP

 24.1          Powers of Attorney (included on the
               signature page of this Registration
               Statement)

--------
     1 Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-4, as amended, File No. 333-3362, which was originally filed with the Commission on April 11, 1997 and is incorporated herein by reference.